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                                                                 EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-69740, 333-87538, 33-90730, 33-91084,
333-43317, 333-43319 and 333-61339 and Form S-8 (File Nos. 33-94542, 333-10221
and 333-84537) of Glimcher Realty Trust of our report dated September 15, 2003 relating to our audit of the Statement of Revenues and Certain Expenses of Westshore Plaza for the year ended December 31, 2002, which appears in the Current Report on Form 8-K/A of Glimcher Realty Trust dated September 8, 2003.

/s/ PricewaterhouseCoopers LLP

Columbus, OH
October 24, 2003